Exhibit 4.62

A1433

ISL/HD

03062003

Memorandum of Agreement

Made and entered into between:-

DURBAN ROODEPOORT DEEP, LIMITED

(Reg No 1895/000926/06)

(a company duly incorporated in accordance with the company laws of the Republic of South Africa with limited liability, herein represented by Mr Jacob Hendrik Dissel, in his capacity as a director thereof, he being duly authorised hereto under and by virtue of a resolution of the board of directors of the company passed at Johannesburg on the 6th day of June 2003, and a certified copy whereof is annexed hereto marked “A”);

of the first part;

and

WEST WITWATERSRAND GOLD MINES LIMITED

(Reg No 1967/013456/06)

(a company duly incorporated in accordance with the company laws of the Republic of South Africa with limited liability herein represented by Ian Louis Murray , in his capacity as a director thereof, he being duly authorised hereto under and by virtue of a resolution of the board of directors of the company passed at Johannesburg on the 6th day of June 2003, and a certified copy whereof is annexed hereto marked “B”);

of the second part;

and

MOGALE GOLD (PROPRIETARY) LIMITED

(Reg No 1996/010274/07)

(a company duly incorporated in accordance with the company laws of the Republic of South Africa with limited liability, herein represented by Vredeber Freiherr von Ketelhodt, in his capacity as a director thereof, he being duly authorised hereto under and by virtue of a resolution of the board of directors of the company passed at Johannesburg on the 6th day of June 2003, and a certified copy whereof is annexed hereto marked “C”);

of the third part;

and

LUIPAARDS VLEI ESTATES (PROPRIETARY) LIMITED

(Reg No 1984/002863/07)

(a company duly incorporated in accordance with the company laws of the Republic of South Africa with limited liability, herein represented by Vredeber Freiherr von Ketelhodt, in his capacity as a director thereof, he being duly authorised hereto under and by virtue of a resolution of the board of directors of the company passed at Johannesburg on the 6th day of June 2003, and a certified copy whereof is annexed hereto marked “D”);

of the fourth part.

1.                                      Definitions

1.1                                 In the AGREEMENT, unless inconsistent with the context, the following terms and/or expressions shall have the separate meanings assigned to them hereunder and for purposes of convenience the said definitions are reflected throughout the AGREEMENT in capitals:-

1.1.1	“AGREEMENT”	shall mean this agreement between the PARTIES and shall include all annexes thereto which shall be initialled or signed, as the case may be;

1.1.2	“ATTORNEYS”	shall mean Levy, Feinsteins & Associates Incorporated, practising under the style of “Feinsteins” at Johannesburg;

1.1.3	“CAM”	shall mean Consolidated Mining Management Services Limited (Reg No 1925/008135/06);

1.1.4	“CLOSING DATE”	shall mean the date on which the DRD GNBS are registered in the applicable Deeds Registry;

1.1.5	“DISPUTES”	shall collectively mean the disputes which have arisen between the parties to the MAIN AGREEMENT in connection with their respective rights and obligations thereunder and, inter alia, as set forth in a letter written on behalf of MOGALE to DRD on 2 October 2002;

1.1.6	“DME”	shall mean the Department of Minerals and Energy of the Government of the Republic of South Africa;

1.1.7	“DRD”	shall mean Durban Roodepoort Deep, Limited and shall be deemed to include its successors in title;

1.1.8	“DRD GNBS”	shall collectively mean:-

		1.1.8.1	the LUIPAARDS VLEI GNB; and

		1.1.12.2	the MOGALE GNB;

1.1.9	“EFFECTIVE DATE”	shall mean the first business day after the date of the fulfilment or waiver, as the case may be, of the last of the conditions precedent in clause 3 infra;

1.1.10	“FINANCIER”	shall mean the party providing the THIRD PARTY FINANCE;

1.1.11	“JP MORGAN”	shall mean J P Morgan Chase Bank, formerly known as Chase Manhattan Bank Limited;

1.1.12	“LUIPAARDS VLEI”	shall mean Luipaards Vlei Estates (Proprietary) Limited (Reg No 1984/002863/07) and shall be deemed to include its successors in title;

1.1.13	“LUIPAARDS VLEI AGREEMENT”

shall mean the Memorandum of Agreement made and entered into by and between CAM as seller and MOGALE as purchaser in terms whereof the former sold to the latter the LUIPAARDS VLEI EQUITY for the consideration and upon the terms and conditions set forth in such agreement;

1.1.14	“LUIPAARDS VLEI DUMP”	shall mean the dump situate on the LUIPAARDS VLEI PROPERTY and in respect whereof Surface Right Permit No RMT 03/95 is applicable;

1.1.15	“LUIPAARDS VLEI EQUITY”	shall collectively mean:-

		1.1.15.1	the total issued share capital of LUIPAARDS VLEI; and

		1.1.15.2	all the shareholders’ claims in loan account against LUIPAARDS VLEI,

as set forth in the LUIPAARDS VLEI AGREEMENT;

1.1.16	“LUIPAARDS VLEI GNB”

shall mean the Surety Collateral General Notarial Bond (to initially operate as a first bond, with the right vested in LUIPAARDS VLEI to convert same to a second bond with the prior written concurrence of DRD, which shall not be capable of being unreasonably withheld, in the event of MOGALE arranging the THIRD PARTY FINANCE and same necessitating the establishment of the THIRD PARTY FINANCE SECURITY) to be passed by LUIPAARDS VLEI over its movable assets in favour of DRD (as the cessionary of the PURCHASE CONSIDERATION) in the sum of R8 280 000,00 (eight million two hundred and eighty thousand rand), as collateral security for the obligations of MOGALE under the MAIN AGREEMENT (as read with clause 4 infra) to pay the PURCHASE CONSIDERATION, and substantially upon the terms and conditions set forth in a specimen thereof annexed hereto marked “E(1)”;

1.1.17	“LUIPAARDS VLEI PROPERTY”	shall mean the immovable property of LUIPAARDS VLEI situate on Portions 209/4 and 209/5 of the farm Luipaards Vlei 246 I.Q. and held by it under Deed of Transfer No 29579/1998;

1.1.18	“MAIN AGREEMENT”	shall mean the Memorandum of Agreement made and entered into by and between DRD, WESTWITS and MOGALE at Johannesburg on the 12 June 2002 and a copy whereof is annexed hereto marked “F” and which has been initialled by the PARTIES for purposes of identification – the definitions therein contained shall, unless inconsistent with the provisions of the AGREEMENT, apply mutatis mutandis to the latter and shall for ease of reference be perpetuated throughout the AGREEMENT in capital italics;

1.1.19	“MINING AUTHORISATIONS”	shall mean all such mining authorisations required by MOGALE for the purposes of conducting the WESTWITS PLANT ENTERPRISE, as contemplated by clause 6.1 of the MAIN AGREEMENT;

1.1.20	“MOGALE”	shall mean Mogale Gold (Proprietary) Limited [formerly named Bophelo Trading (Proprietary) Limited], and shall be deemed to include its successors in title;

1.1.21	“MOGALE GNB”	shall mean the General Notarial Bond (to initially operate as a first bond with the right vested in MOGALE to convert same to a second bond with the prior written concurrence of DRD, which shall not be capable of being unreasonably withheld, in the event of MOGALE arranging the THIRD PARTY FINANCE and same necessitating the establishment of the THIRD PARTY FINANCE SECURITY) to be passed by MOGALE over its movable assets in favour of DRD (as the cessionary of the claim by WESTWITS under the MAIN AGREEMENT) in the sum of R8 280 000,00 (eight million two hundred and eighty thousand rand), as security for the obligations of MOGALE under the MAIN AGREEMENT (as read with clause 4 infra) to pay the PURCHASE CONSIDERATION and substantially upon the terms and conditions set forth in a specimen thereof annexed hereto marked “G(1)”;

1.1.22	“NORTH SAND DUMP”	shall mean the mining dump (Sands Dump No 1A12) situate on the

Dump No 1A12) situate on the WESTWITS PROPERTY and falling under Surface Right Permit A51/57;

1.1.23	“OPEN CAST PIT”	shall collectively mean the West Wits Open Cast Pit and the Johnstone Open Cast Pit depicted in the drawing annexed hereto and marked “H” and which is situate on the WESTWITS PROPERTY;

1.1.24	“OPEN CAST PIT REHABILITATION OBLIGATION”	shall mean the obligation on the part of DRD to rehabilitate the OPEN CAST PIT in accordance with the requirements of the DME in the sum of approximately R34 000 000,00 (thirty-four million rand);

1.1.25	“OPTION DATE”	shall mean 30 (thirty) days after the written exercise by MOGALE of its right of first refusal to acquire the WESTWITS ASSETS or the WESTWITS EQUITY as hereinafter provided;

1.1.26	“PARTIES”	shall mean all the signatories to the AGREEMENT;

1.1.27	“PAYMENT DATE”	shall mean the date upon which the PURCHASE CONSIDERATION is fully discharged by MOGALE as a result of one or more of the events referred to in clause 7.1 infra;

1.1.28	“POWERS OF ATTORNEY”	shall collectively mean the irrevocable Power/s of Attorney by:- ,

		1.1.28.1	LUIPAARDS VLEI in favour of DRD to facilitate the registration of the LUIPAARDS VLEI GNB; and

		1.1.28.2	MOGALE in favour of DRD to facilitate the registration of the MOGALE GNB and substantially in accordance with the specimens thereof annexed hereto and marked “E and “G” respectively;

1.1.29	“THIRD PARTY FINANCE”	shall mean finance in such sum as shall be determined by MOGALE at its discretion, to be sought by

MOGALE so as to facilitate the expansion of the WESTWITS PLANT ENTERPRISE so as to, inter alia, incorporate the LUIPAARDS VLEI DUMP;

1.1.30	“THIRD PARTY FINANCE SECURITY”

shall mean the security which may have to be provided by MOGALE as principal debtor and LUIPAARDS VLEI as surety to the FINANCIER in respect of the THIRD PARTY FINANCE and, inter alia, in the form of a first general notarial bond by MOGALE over its movable assets in favour of the FINANCIER and a first surety collateral general notarial bond by LUIPAARDS VLEI over its movable assets in favour of the FINANCIER for the obligations of MOGALE;

1.1.31	“PRIME”	shall where used in the AGREEMENT, mean the publicly quoted basic annual rate of interest certified by any manager of FirstRand Bank Limited (whose appointment and authority need not be proved) to be charged by FirstRand Bank Limited from time to time on overdrawn current accounts of its most favoured private sector clients;

1.1.32	“PURCHASE CONSIDERATION”

shall mean the balance of the purchase consideration payable by MOGALE to WESTWITS in terms of the MAIN AGREEMENT and being R8 280 000,00 (eight million two hundred and eighty thousand rand) and which claim is, with the consent of MOGALE, to be assigned to DRD pursuant to the provisions of clause 4 infra;

1.1.33	“SIGNATURE DATE”	shall mean the date upon which the AGREEMENT is signed by the last of the parties to sign same;

1.1.34	“WESTWITS”	shall mean West Witwatersrand Gold Mines Limited (Reg No 1967/013456/06), and shall be deemed to include its successors in title;
1.1.35	“WESTWITS ASSETS”	shall, to the exclusion of the WESTWITS PLANT ENTERPRISE

and the WESTWITS PROPERTY, mean all and any remaining assets of WESTWITS of whatsoever nature as at the EFFECTIVE DATE;

1.1.36	“WESTWITS EQUITY”	shall mean the total issued share capital of WESTWITS and all the shareholder loan account claims against WESTWITS of which DRD is the registered and/or beneficial owner, as at the OPTION DATE;

1.1.37	“WESTWITS PLANT ENTERPRISE REHABILITATION GUARANTEE”

shall mean the bank or other institutional guarantee to be established by DRD in favour of the DME (and subject to the latter’s approval) in respect of the WESTWITS PLANT ENTERPRISE REHABILITATION OBLIGATION in the sum of R2 600 000,00 (two million six hundred thousand rand);

1.1.38	“WESTWITS PLANT ENTERPRISE REHABILITATION OBLIGATION”	shall mean the obligation on the part of DRD to rehabilitate the area upon which the WESTWITS PLANT ENTERPRISE and the NORTH

SAND DUMP are situated, in accordance with the requirements of the DME;

1.1.39	“WESTWITS PROPERTY”	shall mean Portion 66 of the Farm Waterval 174, I.Q., District of Krugersdorp.

1.2                                 Words importing:-

1.2.1                        the singular shall include the plural and vice versa;

1.2.2                        any one gender shall include the others;

1.2.3                        persons shall, where the context admits, include firms or corporations.

1.3                                 Where figures are referred to in numerals and words, then the latter shall prevail in the event of any dispute.

1.4                                 Any reference to a statute, regulation or other legislation shall be a reference to such statute, regulation or other legislation as at the date of execution of these present and as amended or substituted from time to time.

1.5                                 When any number of days is prescribed in the AGREEMENT, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday in the Republic of South Africa, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday.

1.6                                 The use of the word “including” followed by a specific example/s shall not be construed as limiting the meaning of the general wording preceding it and the eiusdem generis rule shall not be applied in the interpretation of such general wording or such specific example/s.

1.7                                 Where any term is defined within a particular clause other than as set forth in this clause 1, then that term shall bear the meaning ascribed to it in that clause wherever it is used in the AGREEMENT.

1.8                                 The terms of the AGREEMENT having been negotiated, the contra proferentem rule shall not be applied in the interpretation thereof.

1.9                                 Any term which refers to a South African legal concept or process (in no way derogating from the generality thereof, for example “winding-up” or “curatorship”) shall be deemed to include a reference to the equivalent or analogous concept or process in any other jurisdiction in which the AGREEMENT may apply or to the laws of which any PARTY cited hereunder may be or become subject.

2.                                      Recordal

It is recorded that:-

2.1                                 inter alia, in terms of the MAIN AGREEMENT:-

2.1.1                        WESTWITS sold the WESTWITS PLANT ENTERPRISE (including the WESTWITS PROPERTY) as a going concern to

MOGALE for the purchase price and upon the terms and conditions therein set forth;   and

2.1.2                        the MINING AUTHORISATIONS, were to be issued to MOGALE for the purpose of enabling it to conduct the WESTWITS PLANT ENTERPRISE;

2.2                                 certain difficulties were encountered in relation to the issue of the MINING AUTHORISATIONS, inter alia, in consequence whereof the DISPUTES have arisen between the parties thereto which they are now desirous of resolving and in respect whereof bona fide negotiations have been entered into;

2.3

2.3.1                        LUIPAARDS VLEI is the registered owner of the LUIPAARDS VLEI PROPERTY upon which is situate the LUIPAARDS VLEI DUMP;

2.3.2                        in terms of the LUIPAARDS VLEI AGREEMENT:-

2.3.2.1               MOGALE purchased the LUIPAARDS VLEI EQUITY from CAM upon the terms and conditions therein contained;

2.3.2.2               MOGALE has discharged the purchase price due thereunder;

2.3.2.3               MOGALE is entitled to mine the LUIPAARDS VLEI DUMP;

2.3.3                        the NORTH SAND DUMP is in sufficiently close proximity to the LUIPAARDS VLEI DUMP to enable MOGALE to utilise the latter as an integral part of the extended WESTWITS PLANT ENTERPRISE;

2.3.4                        as a pre-requisite to 2.3.3 supra, it is necessary to upgrade and extend the WESTWITS PLANT ENTERPRISE, its facilities and its operations;

2.3.5                        the MINING AUTHORISATIONS are capable of being issued as against the furnishing by DRD of the WESTWITS PLANT ENTERPRISE REHABILITATION GUARANTEE;

2.3.6                        the PARTIES are accordingly desirous of co-operating with each other with the objective of:-

2.3.6.1               obtaining the MINING AUTHORISATIONS;

2.3.6.2               procuring that the MAIN AGREEMENT becomes unconditional;

2.3.6.3               settling the DISPUTES;

2.3.6.4               DRD and WESTWITS on the one hand and MOGALE on the other fulfilling their respective obligations under the MAIN AGREEMENT (as amended by the AGREEMENT) and in contemplation thereof ownership of the WESTWITS PLANT ENTERPRISE (excluding the WESTWITS PROPERTY), will be deemed to have passed from WESTWITS to MOGALE on the  day preceding the CLOSING DATE;

2.3.6.5               WESTWITS procuring the release of its securities in favour of JP MORGAN so as to facilitate the passing of ownership as afore-referred to;

2.3.6.6               MOGALE discharging all its obligations under the LUIPAARDS VLEI AGREEMENT;  and

2.3.6.7               MOGALE endeavouring to raise the THIRD PARTY FINANCE and thereby enabling it to enhance the economic viability of the extended WESTWITS PLANT ENTERPRISE;

2.3.7                        as security and collateral security respectively for the THIRD PARTY FINANCE, MOGALE and LUIPAARDS VLEI may be obliged to pass and register the THIRD PARTY FINANCE SECURITY;

2.3.8                        in the event of MOGALE obtaining the THIRD PARTY FINANCE and the registration of the THIRD PARTY FINANCE SECURITY being a condition precedent therefor, then and in such event the DRD GNBS shall be varied so as to rank second to the THIRD PARTY FINANCE SECURITY;  and

2.4                                 the PARTIES have reached agreement in principle in regard to all the aforegoing and are now desirous of reducing same to writing as hereafter.

3.                                      Conditions Precedent

3.1                                 Notwithstanding anything to the contrary in the AGREEMENT contained, it shall be conditional upon the following:-

3.1.1                        the furnishing by DRD of the WESTWITS PLANT ENTERPRISE REHABILITATION GUARANTEE to the DME, within a period of 7 (seven) days after the SIGNATURE DATE;

3.1.2                        the issue of the MINING AUTHORISATIONS by the DME, within a period of 7 (seven) days after the fulfilment of the condition precedent in clause 3.1.1 supra;

3.1.3                        the execution of the POWERS OF ATTORNEY by the parties thereto, on the SIGNATURE DATE and to be held by the ATTORNEYS in trust pending the fulfilment of the conditions in 3.1.1 and 3.1.2 supra.

3.2                                 The condition/s in:-

3.2.1                        clauses 3.1.1 and 3.1.2 supra, are stipulations for the benefit of the PARTIES and accordingly may only be waived in writing by the PARTIES; and

3.2.2                        clause 3.1.3 supra, is a stipulation for the sole benefit of DRD and may be waived by it, in whole or in part, upon written notification to the remaining PARTIES.

3.3                                 Should the aforesaid conditions precedent not be fulfilled or waived, as the case may be, within the time period/s stipulated or within such extended period as the PARTIES may in writing agree upon, then and in such event, save as provided to the contrary in clause 7.8 infra, the AGREEMENT shall ipso facto be and become null and void ab initio and the PARTIES shall revert to the status quo ante as at  the SIGNATURE DATE, under reservation of their respective rights.

4.                                      Assignment of the claim to the PURCHASE CONSIDERATION and Suretyship therefor

Notwithstanding anything to the contrary in the MAIN AGREEMENT contained and with effect from the SIGNATURE DATE:-

4.1                                 WESTWITS does hereby cede, assign, transfer and make over unto and in favour of DRD all its right, title and interest in and to the PURCHASE CONSIDERATION under the MAIN AGREEMENT;

4.2                                 DRD does hereby accept the aforesaid cession and assignment;

4.3                                 MOGALE does hereby consent to the aforegoing;  and

4.4                                 LUIPAARDS VLEI hereby interposes and binds itself as surety for and co-principal debtor in solidum with MOGALE in favour of DRD in respect of the PURCHASE CONSIDERATION, in the manner provided for in the AGREEMENT.

5.                                      Warranties by the PARTIES

5.1                                 Warranties by MOGALE

MOGALE does hereby represent and warrant in favour of DRD and WESTWITS and upon the veracity whereof the AGREEMENT shall be founded, that:-

5.1.1                        it shall use its reasonable endeavours to procure the timeous fulfilment of the conditions precedent, applicable to it, and shall upon written request therefor sign all reasonable and necessary documentation to give timeous effect to the terms of the AGREEMENT;

5.1.2                        it has discharged the full purchase consideration under the LUIPAARDS VLEI AGREEMENT and the LUIPAARDS VLEI EQUITY accordingly vests in it, as the beneficial owner thereof;

5.1.3                        in the event of it obtaining the THIRD PARTY FINANCE and being obliged to secure same with the THIRD PARTY FINANCE SECURITY, it will then take whatever steps may be necessary at its cost to procure the variation of the DRD GNBS so that same will rank as second bonds after the THIRD PARTY FINANCE SECURITY;

5.1.4                        in no way derogating from the generality of the aforegoing, it will procure that the DRD GNBS are prepared and lodged by the ATTORNEYS for registration as soon as possible after the SIGNATURE DATE and it will effect payment of all costs directly and/or indirectly attributable to the registration of the MOGALE GNB, upon request;

5.1.5                        it will use its best endeavours in the ordinary, normal and regular course of its day-to-day operations and to the extent within its control, to reduce the WESTWITS PLANT ENTERPRISE REHABILITATION OBLIGATION and the OPEN CAST PIT REHABILITATION OBLIGATION, it being acknowledged that a reduction of the latter, will in turn reduce the PURCHASE CONSIDERATION as hereinafter provided.  To this end, subject to compliance with regulatory approval to do so, it shall deposit all the by-products of the WESTWITS PLANT ENTERPRISE into the OPEN CAST PIT.

5.1.6                        it will use its reasonable endeavours to procure the release by the DME of the WESTWITS PLANT ENTERPRISE REHABILITATION GUARANTEE in whole or in part, as the case may be, within 4 (four) years from the CLOSING DATE failing which as soon as possible thereafter and to this end it will:-

5.1.6.1               make adequate provision, by setting aside in an appropriate interest bearing trust account (upon terms and conditions to be agreed upon between the PARTIES) a sum of at least R55 000,00 (fifty five thousand rand) per month (the interest to accrue for the same purposes)  earmarked for the sole purpose of procuring the release by the DME of the aforesaid guarantee, in whole or in part, as the case may be;

5.1.6.2               when called upon in writing by DRD to do so, establish a bank or other institutional guarantee in favour of the DME in respect of the WESTWITS PLANT ENTERPRISE REHABILITATION OBLIGATION for the amount standing to the credit at that time of the trust account referred to in clause 5.1.6.1 supra, to thereby procure the release of the WESTWITS PLANT ENTERPRISE REHABILITATION GUARANTEE in whole or in part, as the case may be.

5.2                                 Warranties by DRD and WESTWITS

DRD and WESTWITS do hereby, jointly and severally, represent and warrant in favour of MOGALE and LUIPAARDS VLEI and upon the veracity whereof the AGREEMENT shall be founded,  that: -

5.2.1                        they will use their reasonable endeavours to procure the timeous fulfilment of the conditions precedent and shall upon written request therefor sign all reasonable and necessary documentation to give timeous effect to the terms of the AGREEMENT.  In this regard it is recorded that MOGALE and LUIPAARDS VLEI shall bear the obligation to procure compliance with whatever requirements the DME may impose for the issue of the MINING AUTHORISATIONS save for that referred to in clause 3.1.1 supra.

5.2.2                        they shall take whatever steps are necessary to procure transfer of the WESTWITS PROPERTY to MOGALE as soon as possible after the PAYMENT DATE and shall sign all documentation necessary therefor, upon written request and on the basis that the costs of transfer shall be for the account of MOGALE and pending the PAYMENT DATE, the title deeds therefor shall be lodged by WESTWITS in trust with the attorneys to DRD, namely Mendelow — Jacobs of Johannesburg, who shall attend to the transfer thereof to MOGALE in due course;

5.2.3                        they will prior to the CLOSING DATE use their best endeavours to procure the written consent of Alpha (Proprietary) Limited to the cession by DRD of all its rights and the delegation of all its obligations under the rock dump agreement referred to in clause 12.1 of the MAIN AGREEMENT, to MOGALE;

5.2.4                        they will as soon as possible after the SIGNATURE DATE and at their cost, procure the cancellation of those securities held by JP MORGAN and in this regard they further warrant that they have received the appropriate written consent from JP MORGAN to facilitate such cancellation;

5.2.5                        the WEST WITS PLANT and the WESTWITS PLANT ENTERPRISE shall be unencumbered and WESTWITS shall be entitled to deal therewith and pass ownership thereof to MOGALE 1 (one) day preceding the CLOSING DATE in terms of the AGREEMENT, to the exclusion of the WESTWITS PROPERTY, ownership whereof will only pass after the  PAYMENT DATE.  In no way derogating from the aforegoing, to the extent that any securities presently exist over the WEST WITS PLANT and/or the WESTWITS PLANT ENTERPRISE, such securities shall be cancelled whether presently in favour of  JP MORGAN or otherwise, prior to the CLOSING DATE when proof thereof shall be furnished to MOGALE.

5.3                                 Warranties by LUIPAARDS VLEI

LUIPAARDS VLEI does hereby represent and warrant in favour of DRD and WESTWITS and upon the veracity whereof the AGREEMENT shall be founded, that:-

5.3.1                        it shall use its reasonable endeavours to procure the timeous fulfilment of the conditions precedent, applicable to it, and shall upon written request therefor sign all reasonable and necessary documentation to give timeous effect to the terms of the AGREEMENT and in no way derogating from the generality of the aforegoing, it will effect payment of all costs directly and/or indirectly attributable to the registration of the LUIPAARDS VLEI GNB, upon request;

5.3.2                        in the event of the THIRD PARTY FINANCE being obtained and it being necessary to secure the same with the THIRD PARTY FINANCE SECURITY, it will take whatever steps may be necessary at its cost to procure the variation of the LUIPAARDS VLEI GNB so that same will rank second to the THIRD PARTY FINANCE SECURITY should this be required, and will sign all documentation necessary for and/or incidental thereto.

6.                                      DRD GNBS

6.1                                 It is recorded that to facilitate the registration of the DRD GNBS, the POWERS OF ATTORNEY shall be executed by LUIPAARDS VLEI and MOGALE contemporaneously with the AGREEMENT and shall thereafter be lodged with the ATTORNEYS on the basis set forth in clause 5.1.4 supra, whereafter they shall be released to be acted upon to procure registration of the DRD GNBS.

6.2                                 LUIPAARDS VLEI and MOGALE shall effect payment of the costs of the ATTORNEYS of and in connection with the registration of the DRD GNBS.

7.                                      MAIN AGREEMENT

The parties to the MAIN AGREEMENT, namely DRD, WESTWITS and MOGALE do hereby, with effect from the EFFECTIVE DATE agree to the amendment thereof in the respects set forth hereafter and to the extent that any conflict may arise between the MAIN AGREEMENT and the AGREEMENT, then and in such event the latter shall constitute the overriding document, to wit:-

7.1                                 Ad clause 5 of the MAIN AGREEMENT  —  PURCHASE CONSIDERATION

7.1.1                        The parties thereto acknowledge that the PURCHASE CONSIDERATION is representative of the amount presently due and owing by MOGALE to WESTWITS and to be ceded and assigned to DRD as provided in clause 4 supra.

7.1.2                        Notwithstanding anything to the contrary expressly or impliedly contained in the AGREEMENT and/or the MAIN AGREEMENT the PURCHASE CONSIDERATION shall be discharged in toto within 4 (four) years after the CLOSING DATE.

7.1.3                        The PARTIES acknowledge that:-

7.1.3.1               the OPEN CAST PIT REHABILITATION OBLIGATION exposes DRD to carry out  rehabilitation work which it is estimated will cost R34 000 000,00 (thirty-four million rand). It is the intention of the PARTIES that MOGALE shall reduce DRD’s exposure thereunder by depositing by-products of the WESTWITS PLANT ENTERPRISE into the OPEN CAST PIT thereby filling same.  The balance due and owing by MOGALE to DRD in respect of the PURCHASE CONSIDERATION shall be reduced by R0,42 (forty two cents) per ton of by product so deposited by MOGALE into the OPEN CAST PIT within the four year period referred to in clause 7.1.2 supra;

7.1.3.2               Subject to 7.1.2, MOGALE shall be entitled but not obliged to effect payment(s) to DRD in reduction or discharge of the PURCHASE CONSIDERATION in such tranches and at such times as MOGALE in its sole and absolute discretion deems fit.

7.1.5                        At the end of the period of 4 (four) years afore-referred to, interest at PRIME on the balance of the PURCHASE CONSIDERATION outstanding from time to time shall be calculated retrospectively for the period from the CLOSING DATE to the date of repayment on the basis set out in clause 7.1.6 infra, and such capital and interest shall be payable by MOGALE to DRD at the end of the aforesaid four year period.

7.1.6                        For the purpose of calculating such interest –

7.1.6.1               any interim payments by MOGALE to DRD as provided in clause 7.1.3.2 supra, shall be taken into account and hence interest shall be calculated to the date of such payment and thereafter on the reduced amount, as the case may be;  and

7.1.6.2               the amounts by which MOGALE has reduced the PURCHASE CONSIDERATION pursuant to clause 7.1.3.1 supra shall be deemed to have been paid on the CLOSING DATE.

7.1.7                        With regard to the tonnage of by-product deposited by MOGALE into the OPEN CAST PIT, the PARTIES agree:–

7.1.7.1               upon the appointment as an independent expert of MR MELT MARAIS, presently the environmental manager at Mine Waste Solutions (Pty) Limited, and failing him for any reason, another environmental expert agreed to by the PARTIES, and failing agreement, appointed by SRK Consulting (Pty) Limited or its successor in title, to monitor such tonnage on an ongoing basis in such manner and at such intervals as the said expert in his sole and absolute discretion deems fit, and to issue certificates from time to time as he deems appropriate reflecting the cumulative total of such tonnage as at date thereof, which certificates shall be prima facie proof thereof.  In so doing the appointee shall act as expert and not as arbitrator and his decision shall be final and binding on the PARTIES but subject to review by arbitration in accordance with clause 12 infra in the event of gross irregularity in the exercise by him of his discretion;

7.1.7.2               that they shall cooperate fully with the said appointee in carrying out his function, which shall include the keeping and furnishing to him of all information and documentation as he may reasonably require to this end;

7.1.7.3               all costs payable to the appointee in respect of the routine ongoing monitoring envisaged as aforesaid shall be borne and paid by MOGALE, and costs payable to the appointee in respect of any work in addition thereto, shall be borne and paid by the PARTY which commissions the same, unless the appointee, in his discretion and on good cause, determines that any other PARTY shall be liable therefor.

7.1.8                        Nothing contained in the AGREEMENT shall restrict the rights of DRD to lawfully utilise the OPEN CAST PIT in any way, for example by depositing material therein or permitting others to do so, provided that it shall be obliged to obtain MOGALE’s prior written consent thereto, which shall not be unreasonably withheld, and provided further that MOGALE shall be entitled to monitor all such operations.

7.1.9                        For so long as MOGALE is indebted to DRD –

7.1.9.1               MOGALE agrees and undertakes to furnish DRD with its quarterly management accounts, within a period of 15

(fifteen) days after the end of each quarter commencing on the first day of the month following on the CLOSING DATE, and furthermore to furnish DRD with its annual audited financial statements, within a period of 90 (ninety) days after each financial year end commencing on the 29 February 2004. Should DRD reasonably request MOGALE to furnish at lesser intervals financial information or other reports pertaining to it and/or to the extended WESTWITS PLANT ENTERPRISE and accordingly to its business and other operations, MOGALE shall comply therewith within a reasonable time thereafter;

7.1.9.2               DRD shall solely in relation to its interest in the balance of the PURCHASE CONSIDERATION and any securities therefor, be entitled to have its representatives inspect the operations of MOGALE from time to time and its representatives shall be entitled solely for such limited purposes to attend all directors and/or management meetings of MOGALE.

7.1.10                  To the extent that the remaining provisions of clause 7 of the MAIN AGREEMENT conflict herewith, same shall be deemed deleted.

7.2                                 Ad clause 6 of the MAIN AGREEMENT  -  Permits

7.2.1                        Ad clause 6.1

It is recorded that the MINING AUTHORISATIONS, are still outstanding and that the grant thereof constitutes a condition precedent to the AGREEMENT.

7.2.2                        Ad clause 6.2.1

This shall be deemed deleted and substituted with the following:-

“WESTWITS, without abandoning its surface right permit (bearing number 1 on Annexe 2 to the MAIN AGREEMENT) hereby consents with effect from the EFFECTIVE DATE to the use by MOGALE of such permit pending the CLOSING DATE, and with effect from the CLOSING DATE it irrevocably consents to the use by MOGALE of such permit in perpetuity and agrees and undertakes to sign all relevant documentation which may be required in connection therewith, upon written request therefor.”.

7.2.3                        Ad clause 6.2.3

This shall be deemed deleted and substituted with the following:-

“WESTWITS, without abandoning its surface right permits (numbered 3 and 6 on Annexe 2 to the MAIN AGREEMENT) hereby consents with effect from the EFFECTIVE DATE to the use by MOGALE of such permits pending the CLOSING DATE, and with effect from the CLOSING DATE it irrevocably consents to the use by MOGALE of such permits in perpetuity and agrees and undertakes to sign all relevant documentation which may be required in connection therewith, upon written request therefor.”.

7.2.4                        Ad new clause 6.3

This new clause shall be deemed to be incorporated:

“MOGALE does hereby indemnify, hold harmless and absolve WESTWITS in respect of all or any claims which may be made against WESTWITS, arising from the use by MOGALE of the permits referred to in clauses 6.2.1 and 6.2.3 supra.”

7.3                                 Ad clause 7 of the MAIN AGREEMENT  -  INTERIM PERIOD

7.3.1                        Notwithstanding anything to the contrary herein contained, the PARTIES acknowledge that an adjustment account shall be prepared by them in respect of their respective INTERIM PERIOD obligations arising out of the MAIN AGREEMENT as read with the AGREEMENT and that payment thereunder will be effected by the PARTY in debit to the PARTY in credit within a period of 30 (thirty) days after the EFFECTIVE DATE.  To the extent that any dispute may arise in connection therewith, then and in such event the provisions of clause 12 infra shall become operative.

7.3.2                        Ad clause 7.8 of the MAIN AGREEMENT

This shall be deemed deleted and substituted with the following :

“MOGALE shall as soon as possible after the SIGNATURE DATE apply to all appropriate authorities (to the extent that same are not incorporated in the MINING AUTHORISATIONS) for the issue to it of the necessary regulatory permissions to deposit by-products of the WESTWITS PLANT ENTERPRISE into the OPEN CAST PIT, including but not limited to cyanided slime, coarse fraction sand and the like, and MOGALE shall use its best endeavours to obtain such regulatory approvals, and to this end MOGALE shall comply to the fullest extent within its reasonable control with all prerequisites laid down for the issue of such regulatory permissions, and thereupon MOGALE shall diligently and timeously fulfil and comply with all requirements and obligations laid down by or otherwise pertaining to such authorities”.

7.3.3                        Ad new clause 7.9 of the MAIN AGREEMENT

By the addition of a new clause 7.9 to read as follows:-

“MOGALE acknowledges and accepts that slime and cyanide may only be deposited onto the Randfontein complex in accordance with the agreement in this regard between WESTWITS and Harmony Gold Mining Company Limited, with which MOGALE acknowledges itself to be acquainted. The PARTIES will, prior to the CLOSING DATE, use their best endeavours to procure the written consent of Harmony Gold Mining Company Limited to the cession by WESTWITS of its rights and the delegation all of its obligations under the aforesaid agreement to MOGALE.”

7.3.4                        Ad new clause 7.10 of the MAIN AGREEMENT

By the addition of a new clause 7.10 to read as follows:-

“MOGALE shall be entitled to extract water from number 9 shaft WESTWITS, subject to all necessary regulatory permissions being obtained.”.

7.4                                 Ad clause 9 of the MAIN AGREEMENT  -  Delivery

Notwithstanding anything to the contrary, the provisions of clauses 9.2 and 9.3 shall with effect from the EFFECTIVE DATE and subject to the fulfilment of the conditions precedent in clause 3.1 supra, be deemed deleted in their entirety, and ownership of the:-

7.4.1                        WESTWITS PLANT ENTERPRISE shall be deemed to have passed from WESTWITS to MOGALE on the day preceding the CLOSING DATE;  and

7.4.2                        WESTWITS PROPERTY shall pass from WESTWITS to MOGALE on registration of transfer thereof in the applicable Deeds Registry and which shall take place as soon as possible after the PAYMENT DATE.

7.5                                 Ad clause 10 of the MAIN AGREEMENT  -  ‘Voetstoots’

By the insertion at the commencement of the second paragraph before the words “BT (now MOGALE) further” of the following “save for the warranties contained in the MAIN AGREEMENT and the AGREEMENT to the contrary,”.

7.6                                 Ad clause 12.3 of the MAIN AGREEMENT

By the addition at the end thereof, of the following:-

“Furthermore, Manganese Metal Company enjoys the right to use a certain disposal area (with which MOGALE declares itself to be acquainted) on mining licence 9/2000, and until such time as it has permanently ceased using such rights, MOGALE may not in any way remove or deal with any of the surface materials deposited by Manganese Metal Company on the disposal area in question, MOGALE hereby acknowledging that it is familiar with the nature and terms and conditions of all rights enjoyed by Manganese Metal Company.”.

7.7                                 Ad clause 13 of the MAIN AGREEMENT  -  Employees

The whole of this clause 13 shall be deemed deleted and substituted with the following:

“13.1                    The parties agree that with effect from the EFFECTIVE DATE (which shall be deemed to be the date of transfer as envisaged in Section 197(1)(b) of the Labour Relations Act, 66 of 1995 (as amended) LRA, Section 197(2) of LRA shall be applicable to all the employees employed at the WESTWITS PLANT ENTERPRISE as listed in Annexe “l” hereto (“the transferred employees”) and that accordingly the employment of each transferred employee will continue in force with MOGALE as the new employer in terms of the LRA.  Accordingly and given the absence of agreement to the contrary as contemplated by Sections 197(2) and 197(6) of LRA —

13.1.1                  MOGALE shall be automatically substituted in the place of WESTWITS in respect of all contracts of employment in existence immediately before the EFFECTIVE DATE.;

13.1.2                  all the rights and obligations between WESTWITS and the transferred employees shall continue in force as if they had been rights and obligations between MOGALE and such employees;

13.1.3                  anything done before the EFFECTIVE DATE by or in relation to WESTWITS, including the dismissal of an employee or the commission of an unfair labour practice or act of unfair discrimination, shall be considered to have been done by or in relation to MOGALE;

13.1.4                  the transfer shall not interrupt any transferred employees’ continuity of employment, and all such employees’ contracts of employment shall continue with MOGALE as if with WESTWITS.

13.2                                                                           MOGALE shall comply with Section 197(2) of LRA in that it shall employ all transferred employees on terms and conditions that are on the whole not less favourable to the transferred employees than those on which they were employed by WESTWITS, and MOGALE shall be bound by all awards and collective agreements (if any) referred to in Section 197(5)(b) of LRA.

13.3                                                                           It is recorded that the PARTIES have reached agreement on the values to be attributed as at the 31st May 2003 to leave pay, severance pay and other payments that will have accrued but will not have been paid to the transferred employees in terms of Clause 197(7)(a) of LRA, and in the case of sub-section (ii) thereof, severance pay that would have been payable to the transferred employees in the event of dismissal on that date by reason of the employer’s operational requirements.  Particulars of the employees and of the aforegoing valuations attributed to each one, are set out in Annexe “l” hereto.  As the EFFECTIVE DATE will not coincide with the 31st May 2003, the PARTIES shall procure that the appropriate adjustments to all the aforegoing, calculated on the basis consistent with that in which Annexe “l” was prepared, will be prepared as at the EFFECTIVE DATE and substituted as Annexe “l” hereto, the variation being merely to take account of the additional period between 31 May 2003 and the EFFECTIVE DATE.  Such variation shall be incorporated as an integral part of the adjustment account to be prepared by the PARTIES as provided in clause 7.3 supra.

13.4                                                                           MOGALE shall be solely liable for payment  to the transferred employees of all amounts referred to in Section 197(7)(a).  However, it is recorded that there is a fund under the control of WESTWITS which provides for leave pay and holiday leave allowances accrued to the transferred employees, and which will continue to be contributed to up to the EFFECTIVE DATE on the same basis as hitherto.  As and when such leave pay and benefits become payable to a transferred employee, WESTWITS shall pay over to MOGALE from such fund the amount which accrued to such employee in the period prior to the EFFECTIVE DATE.

13.5                                                                           MOGALE shall not by reason of its operational requirements dismiss any of the transferred employees not take any formal steps thertowards, unless and until it has provided proof to DRD’s reasonable satisfaction that it has made adequate provision, by setting aside in a dedicated fund, a sufficient amount for payment to all such employees as it intends to dismiss, of the amount lawfully payable to such employees in respect of severance pay.

13.6                                                                           Should –

13.6.1                  any dispute arise in regard to any of the matters referred to in this clause 13, then and in such event same shall in the first instance be referred to a labour expert nominated by the disputants for mediation and failing agreement shall be subject to arbitration in accordance with the provisions of clause 12 of the AGREEMENT and the arbitration award shall be deemed to be an agreement in terms of Section 197(7) of lra, and

13.6.2                  any claim be made by any of the transferred employees against WESTWITS in terms of the aforesaid section of lrs and should drd exercise the discretion which is hereby granted to it to do so, and effect payment of such employees’ claims, then and in such event to the extent that such claims are sustainable in law and relate to amounts payable after the EFFECTIVE DATE, MOGALE does hereby indemnify, hold harmless and absolve drd and WESTWITS therefor.  The drd gnbs shall in the additional amounts therein referred to, incorporate security for any such claims.”

7.8                                 Ad clause 14 of the MAIN AGREEMENT – Resolutive Conditions

Notwithstanding anything to the contrary, the provisions hereof shall with effect from the EFFECTIVE DATE, be deemed deleted.  Provided, however, that if any suspensive condition in the AGREEMENT, other than that in clause 3.1.1 supra, is not fulfilled then and in that event –

7.8.1                        the provisions hereof shall with effect from the SIGNATURE DATE be deemed deleted, and this clause 7.8 shall survive, notwithstanding that the remainder of the AGREEMENT shall become null and void and that the PARTIES shall revert to the status quo ante as provided in clause 3.3 supra;  and

7.8.2                        for avoidance of doubt, the effect hereof will be that notwithstanding that the PARTIES shall revert to the status quo ante as at the SIGNATURE DATE, the resolutive conditions in the MAIN AGREEMENT shall be deemed to have been deleted therefrom ab initio and the parties to the MAIN AGREEMENT shall be deemed hereby to have re-contracted as at the SIGNATURE DATE of the MAIN AGREEMENT upon the same terms and conditions as contained in the MAIN AGREEMENT, save that clause 14 thereof shall be deemed pro non scripto and subject to a reservation of the rights of all PARTIES in relation to all that has transpired pursuant thereto.

7.9                               Ad clause 15.2 of the MAIN AGREEMENT  -  Rehabilitation

By the deletion therein of the period “within 12 months” and the substitution therefor of “by the 31 December 2005” and by the insertion of the following at the end of the relevant clause:-

“It will as soon as possible after the CLOSING DATE provide DRD with detailed accounting and rehabilitation plans for the approval of DRD and WESTWITS prior to the commencement of operations on any WEST WITS SURFACE MATERIALS (that is excluding the NORTH SAND DUMP) and which approval shall not be unreasonably withheld.  It shall furthermore make adequate provision, by setting aside in an appropriate trust fund a suitable sum per month, to be determined by the expert referred to in clause 7.1.7 infra (all the provisions of which shall apply hereto mutatis mutandis), solely dedicated to the purpose of furnishing a Guarantee to the DME or to DRD in respect of the obligation on the part of MOGALE to rehabilitate the surface area under the identified surface materials, as referred to in clause 15.2 of the MAIN AGREEMENT.  To obviate any misunderstanding, it is recorded that the aforegoing provisions shall be applicable only to the mining of new dumps situate on the WESTWITS PROPERTY. However, should the DME require rehabilitation plans or revised plans to be submitted to it in respect of the NORTH SAND DUMP and/or the WESTWITS PLANT ENTERPRISE, the provisions of this clause 15.2 shall apply mutatis mutandis.”

7.10                           Ad clause 16 of the MAIN AGREEMENT - Security

Notwithstanding anything to the contrary, the provisions hereof shall with effect from the EFFECTIVE DATE, be deemed deleted.

7.11                           Ad clause 17 of the MAIN AGREEMENT  -  Warranty

The provisions hereof shall be read in conjunction with the conditions precedent in clause 3 supra.

8.                                      Interim Management

8.1                                 It is recorded that:-

8.1.1                        pending the arrival of the EFFECTIVE DATE, operations on the NORTH SAND DUMP have been suspended;

8.1.2                        immediately subsequent to the arrival of the EFFECTIVE DATE and the grant of such MINING AUTHORISATIONS as may be necessary, MOGALE shall be entitled but not obliged to re-commence operations on the aforesaid dump and continue to operate same in the most effective and efficient manner until such time as the CLOSING DATE arrives.  During this interim period, the mining operations shall, if resuscitated, be conducted for the benefit, loss or profit of MOGALE.

8.2                                 The PARTIES record that there are no monies due and payable by MOGALE to DRD or WESTWITS in relation to any interim management services which may have been directly or indirectly rendered by DRD or WESTWITS in relation to the WESTWITS PLANT ENTERPRISE.

9.                                      CLOSING DATE

On the CLOSING DATE the duly authorised representatives of each of the PARTIES shall meet at a pre-determined time and venue and at which the following shall take place:-

9.1                                 copies of the WESTWITS PLANT ENTERPRISE REHABILITATION GUARANTEE and all correspondence in connection therewith shall be handed by DRD to MOGALE;

9.2                                 details of the OPEN CAST PIT REHABILITATION OBLIGATION shall be furnished by DRD to MOGALE;

9.3                                 the MINING AUTHORISATIONS shall be handed by DRD to MOGALE with copies to the remaining PARTIES;

9.4                                 proof of the cancellation of the securities in favour of BoE Merchant Bank and JP MORGAN shall be handed by DRD to MOGALE;

9.5                                 to the extent that the adjustment account/s may have been prepared and agreed upon, payment thereunder shall be made by the PARTY in debit to the PARTY in credit;

9.6                                 ownership of the WESTWITS PLANT and the WESTWITS PLANT ENTERPRISE shall unconditionally pass to MOGALE;

9.7                                 proof of the lodgment in trust of the title deed/s in respect of the WESTWITS PROPERTY with attorneys Mendelow — Jacobs of Johannesburg, shall be handed to MOGALE;  and

9.8                                 proof of registration of the DRD GNBS shall be handed to DRD.

10.                               Rights of First Refusal

Notwithstanding anything to the contrary in the MAIN AGREEMENT or the AGREEMENT contained, and subject to the arrival of the CLOSING DATE and the implementation of the provisions of clause 9 supra,:-

10.1                           DRD does hereby give and grant to MOGALE the right of first refusal to acquire the WESTWITS ASSETS or the WESTWITS EQUITY upon the same terms and conditions as will be contained in any bona fide arms length offer received by DRD and which is acceptable to it;

10.2                           the right of first refusal shall be open for acceptance for a period of 30 (thirty) days after the receipt by MOGALE of a copy of the offer and during which period it shall be irrevocable;

10.3                           if MOGALE exercises its right/s, then it shall be deemed to have acquired the subject matter of the offer on the OPTION DATE and the terms and conditions of the offer shall apply mutatis mutandis to MOGALE’s acceptance thereof;

10.4                           the aforesaid right of first refusal shall be valid and enforceable until the PAYMENT DATE or the expiration of 4 (four) years from the CLOSING DATE, whichever shall be the later save that should DRD as part of a bona fide restructuring of its group cause the WESTWITS ASSETS or the WESTWITS EQUITY to be disposed of to any member of such group to be retained within the group, then and in such event the aforesaid right shall ipso facto be and become null and void and of no further force or effect.

11.                               Default

Notwithstanding anything to the contrary in the MAIN AGREEMENT or the AGREEMENT contained, should any one of the undermentioned events of default occur at any time and should LUIPAARDS VLEI and/or MOGALE fail, refuse and/or neglect to remedy the same (where the default is capable of being remedied), within a period of 14 (fourteen) days after receiving written notice from DRD or WESTWITS to remedy same, then and in such event the PURCHASE CONSIDERATION shall forthwith become due and payable without further notice, to wit:-

11.1                           LUIPAARDS VLEI or MOGALE takes steps to place itself, or is placed, in liquidation, whether voluntary or compulsory, or under judicial management, in either case whether provisionally or finally;

11.2                           LUIPAARDS VLEI or MOGALE commits an act of insolvency, as set out in the Insolvency Act, No 24 of 1936, as amended;

11.3                           LUIPAARDS VLEI or MOGALE fails to satisfy a judgment against it within 10 (ten) days after it becomes aware of the judgment, except that if LUIPAARDS VLEI or MOGALE provides evidence on an ongoing basis to the reasonable satisfaction of DRD that steps have been initiated within the 10 (ten) days to appeal against the judgment or to have it reviewed or rescinded and to procure suspension of execution and that such steps are being expeditiously pursued, the period of 10 (ten) days shall run from the date the judgment becomes final or the attempt to procure suspension of execution fails;

11.4                           LUIPAARDS VLEI or MOGALE makes or attempts to make a compromise with some or all of its creditors other than in the ordinary course of business without the prior written consent of DRD which shall not be unreasonably withheld;

11.5                           in no way derogating from 11.1 to 11.4 supra, if LUIPAARDS VLEI or MOGALE breaches any of its obligations under the AGREEMENT.

12.                               Adjudication of Disputes

12.1                           Should any dispute arise between the PARTIES in regard to:-

12.1.1                  the interpretation of;

12.1.2                  the effect of;

12.1.3                  the PARTIES’ respective rights or obligations under;

12.1.4                  a breach of;

12.1.5                  the termination of;

12.1.6                  any matter arising out of the termination of;

the MAIN AGREEMENT and/or the AGREEMENT, that dispute shall be decided by arbitration in the manner set out in this clause 12.

12.2                           The arbitrator shall be appointed by the PARTIES, and failing agreement, shall be nominated by the Arbitration Foundation of Southern Africa (“AFSA”) out of the nominees of the parties hereto.  Should AFSA not be in existence at the time, the nomination shall be made by the Chairman for the time being of the Johannesburg Bar Council.

12.3                           The arbitration shall be held at Sandton, Gauteng, and ‘in camera’ on the basis that such proceedings will be strictly private and confidential.

12.4                           The arbitration shall be held in accordance with the Rules of AFSA, or if AFSA shall not be in existence, in accordance with the formalities and procedures settled by the arbitrator, which shall be in an informal and summary manner, that is, it shall not be necessary to observe or carry out either the usual formalities or procedures or the strict rules of evidence, and otherwise subject as aforesaid to the Arbitration Act, 1965, of the Republic of South Africa and any statutory modification or re-enactment thereof.

12.5                           The arbitrator shall be entitled to:-

12.5.1                  investigate or cause to be investigated any matter, fact or thing which he considers necessary or desirable in connection with any matter referred to him for decision;

12.5.2                  decide the matters submitted to him according to what he considers just and equitable in all the circumstances, having regard to the purpose of the MAIN AGREEMENT and/or the AGREEMENT;  and

12.5.3                  make such award, including an award for specific performance, an interdict, damages or a penalty or the costs of arbitration or otherwise, as he in his discretion may deem fit and appropriate.

12.6                           The arbitration shall be held as expeditiously as possible after it is demanded with a view to it being completed within 30 (thirty) days after it has been so demanded.

12.7                           This clause is severable from the remainder of the AGREEMENT and shall therefore remain in effect even if the AGREEMENT is terminated.

12.8                           The law governing the AGREEMENT shall be South African law and the Court having jurisdiction to enforce any award made under this clause shall be the Witwatersrand Local Division of the High Court of the Republic of South Africa and all appeal courts therefrom.

13.                               Good Faith and Implementation

13.1                           The PARTIES undertake to do all such things, perform all such acts and take all steps to procure the doing of all such things and the performance of all such acts, as may be necessary or incidental to give or conducive to the giving of effect to the terms, conditions and import of the AGREEMENT.

13.2                           The PARTIES shall at all times during the continuance of the AGREEMENT observe the principles of good faith towards one another in the performance of their obligations in terms of the AGREEMENT.  This implies, without limiting the generality of the aforegoing, that:-

13.2.1                  they will at all times during the term of the AGREEMENT act reasonably, honestly and in good faith;

13.2.2                  they will perform their obligations arising from the AGREEMENT diligently and with reasonable care;  and

13.2.3                  they will make full disclosure to each other of any matter that may affect the execution of the AGREEMENT or its implementation from time to time.

14.                               Clause Headings

The clause headings to the AGREEMENT are for reference purposes only and do not bear upon the interpretation of the AGREEMENT.  If any provision in a definition is a substantive provision conferring rights or imposing obligations on any PARTY, notwithstanding that it is only in the definition, effect shall be given to it as if it were a substantive provision in the body of the AGREEMENT.

15.                               Domicilia

15.1                           The PARTIES hereby choose domicilia citandi et executandi for all purposes under the AGREEMENT at the addresses set opposite their respective names hereunder:-

15.1.1                  DRD  -  –  DRD Building, 45 Empire Road, Parktown, Johannesburg 2193 -  telefax number (011) 482 1022;

15.1.2                  WESTWITS  -  –  DRD Building, 45 Empire Road, Parktown, Johannesburg 2193  -  telefax number (011) 482 1022;

15.1.3                  MOGALE  -  –  c/o South African Export Development Fund, 70 – 7th Avenue, Parktown North, Johannesburg 2196 (marked for the attention of Mr V F von Ketelhodt)  –  telefax number (011) 214-2714;  and

15.1.4                  LUIPAARDS VLEI  -  –  c/o South African Export Development Fund, 70 — 7th Avenue, Parktown North, Johannesburg 2196 (marked for the attention of Mr V F von Ketelhodt)  —  telefax number (011) 214-2714.

15.2                           Any notice to any PARTY shall be addressed to such PARTY at its/their domicilium aforesaid and either sent by telefax or delivered by hand.  In the case of any notice  —

15.2.1                  sent by telefax, it shall be deemed to have been received, unless the contrary is proved, on the date of the successful transmission thereof if a business day, otherwise the next following business day;

15.2.2                  delivered by hand, it shall be deemed to have been received, unless the contrary is proved on the date of delivery, provided such date is a business day or otherwise on the next following business day.

15.3                           Any PARTY shall be entitled, by notice to the other, to change its/their domicilium to another address in the Republic of South Africa, provided that the changes shall only become effective 14 (fourteen) days after service of the notice in question.

15.4                           Notwithstanding anything to the contrary hereinbefore contained, a written notice or communication actually received by one of the PARTIES from the other, including by way of telefax transmission, shall be adequate written notice or communication to such PARTY.

16.                               Costs

16.1                           Save as hereafter, each of the PARTIES shall effect payment of its own legal costs of and in connection with the preparation and execution of the AGREEMENT.

16.2                           The costs of and incidental to the preparation, execution and registration by the ATTORNEYS of the notarial bonds, shall be borne and paid by MOGALE.

16.3                           The costs of and incidental to the registration of the WESTWITS PROPERTY into the name of MOGALE, shall be borne and paid by the latter, it being recorded that the sale of the said property constitutes an integral part of the disposition of the WESTWITS PLANT ENTERPRISE as a going concern and accordingly the provisions of clause 11 of the MAIN AGREEMENT are applicable thereto.

17.                               Severability of Contract

In the event of any provisions of the AGREEMENT being invalid, such provision/s shall be regarded as severable from the remainder of the AGREEMENT which shall remain of full force and effect.

18.                               Whole Agreement

The AGREEMENT, as read with the MAIN AGREEMENT, constitutes the entire contract between the PARTIES and no amendment or consensual cancellation of the AGREEMENT or any provision or term thereof, and no extension of time, waiver, relaxation or suspension of any of the provisions or terms of the AGREEMENT, shall be of legal efficacy save insofar as the same is reduced to writing and signed by the PARTIES.

Thus done and signed by DRD at Johannesburg on this the 6th day of June 2003, in the presence of the undersigned witnesses.

As witnesses:-		For: Durban Roodepoort Deep, Limited

/s/ Mr Ronald Mendelow
1.
/s/ Mr Jacob Hendrik Dissel

2.

Thus done and signed by WESTWITS at Johannesburg on this the 6th day of June 2003, in the presence of the undersigned witnesses.

As witnesses:-		For: West Witwatersrand Gold Mines Limited

/s/ Mr Ronald Mendelow
1.
/s/ Mr Ian Louis Murray

2.

Thus done and signed by MOGALE at Johannesburg on this the 6th day of June 2003, in the presence of the undersigned witnesses.

As witnesses:-		For: Mogale Gold (Proprietary) Limited

/s/ Mr Ivan S Levy
1.
/s/ Vredeber Freiherr von Ketelhodt

2.

Thus done and signed by LUIPAARDS VLEI at Johannesburg on this the 6th day of June 2003, in the presence of the undersigned witnesses.

As witnesses:-		For: Luipaards Vlei Estates Limited

/s/ Mr Ivan S Levy
1.
/s/ Vredeber Freiherr von Ketelhodt

2.
- director -

Annexe “A”

Extract from the minutes of a meeting of the board of directors of Durban Roodepoort Deep, Limited, held at Johannesburg, on the 6th day of June 2003

Resolved that:-

1.

The company enters into an agreement with West Witwatersrand Gold Mines Limited, Mogale Gold (Proprietary) Limited, and Luipaards Vlei Estates (Proprietary) Limited, upon the terms and conditions contained in a draft of such agreement which was tabled at this meeting.

2.	Mr Jacob Hendrik Dissel in his capacity as a director of the company, be and he is hereby authorised to sign the said agreement for and on behalf of the company.

Certified True Extracts

Mr Ian Louis Murray

Chairman of the Meeting

Annexe “B”

Extract from the minutes of a meeting of the board of directors of West Witwatersrand Gold Mines Limited, held at Johannesburg, on the 6th day of June 2003

Resolved that:-

1.

The company enters into an agreement with Durban Roodepoort Deep, Limited, Mogale Gold (Proprietary) Limited and Luipaards Vlei Estates (Proprietary) Limited, upon the terms and conditions contained in a draft of such agreement which was tabled at this meeting.

2.	Mr Ian Louis Murray in his capacity as a director of the company, be and he is hereby authorised to sign the said agreement for and on behalf of the company.

Certified True Extracts

Mr Jacob Hendrik Dissel

Chairman of the Meeting

Annexe “C”

Extract from the minutes of a meeting of the board of directors of Mogale Gold (Proprietary) Limited, held at Johannesburg, on the 6th day of June 2003

Resolved that:-

1.

The company enters into an agreement with Durban Roodepoort Deep, Limited, West Witwatersrand Gold Mines Limited and Luipaards Vlei Estates (Proprietary) Limited, upon the terms and conditions contained in a draft of such agreement which was tabled at this meeting.

2.	Vredeber Freiherr von Ketelhodt, in his capacity as a director of the company, be and he is hereby authorised to sign the said agreement for and on behalf of the company.

Certified True Extracts

Chairman of the Meeting

Annexe “D”

Extract from the minutes of a meeting of the board of directors of Luipaards Vlei Estates (Proprietary) Limited, held at Johannesburg, on the 6th day of June 2003

Resolved that:-

1.

The company enters into an agreement with Durban Roodepoort Deep, Limited, West Witwatersrand Gold Mines Limited and Mogale Gold (Proprietary) Limited, upon the terms and conditions contained in a draft of such agreement which was tabled at this meeting.

2.	Vredeber Freiherr von Ketelhodt, in his capacity as a director of the company, be and he is hereby authorised to sign the said agreement for and on behalf of the company.

Certified True Extracts

Chairman of the Meeting

Annexe “E”

Specimen of POWER OF ATTORNEY in relation to LUIPAARDS VLEI GNB

(vide clause 1.1.28.1 supra)

Annexe “E(1)”

Specimen of LUIPAARDS VLEI GNB

(vide clauses 1.1.16 supra)

Annexe “F”

Copy of MAIN AGREEMENT

(vide clause 1.1.18 supra)

Annexe “G(1)”

Specimen of MOGALE GNB

(vide clause 1.1.21 supra)

Annexe “I”

Schedule of Particulars of employees and valuations

(vide clause 7.7 supra)